UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2026

NAPC Defense, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-219700	37-1844836
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4910 Creekside Dr. Suite K

Clearwater, FL 33760

(Address of Principal Executive Offices) (Zip Code)

(754) 242-6272

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Name.

Beliss (the “Company”, “we”, “our”, or “us”) changed its corporate name from Beliss Corp. to NAPC Defense Inc. on August 19, 2026 as of 11:59 PM EDT. We also changed our OTC common stock ticker symbol from BLIS to NAPD as of the opening of the market on August 19, 2026. Our Board of Directors approved the name-change and, in accordance with Section 92A.180 of the Nevada Revised Statutes, approval by our stockholders was not required. No action by our stockholders was required with respect to the ticker symbol change. Our CUSIP number and transfer agent remain unchanged.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 19, 2026, we issued a press release announcing our name and ticker symbol change. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated August 19, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAPC Defense, Inc.
Dated: August 24, 2026	By	/s/ Kenny West
Kenny West CEO